Exhibit 10-r

TRUSTMARK CORPORATION
FORM OF
TIME-BASED RESTRICTED STOCK AGREEMENT
(Director)

Granted <<grant date>>

This Time-Based Restricted Stock Agreement (“Agreement”) is entered into as of <<grant date>> (the “Award Date”) pursuant to the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan (the “Plan”), and evidences the grant of Restricted Stock (the “Award”) by Trustmark Corporation (the “Company”) and the terms, conditions and restrictions pertaining thereto, to the Participant.

WHEREAS, the Company maintains the Plan under which the Committee or Board may, among other things, award shares of the Company’s common stock (“Stock”) to such members of the Board of Directors of the Company and its Subsidiaries as the Committee or Board may determine, subject to terms, conditions and restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan, the Company, upon recommendation by the Committee and approval by the Company’s Board of Directors, has granted to the Participant a restricted stock award conditioned upon the execution by the Company and acceptance by the Participant of a Time-Based Restricted Stock Agreement setting forth all the terms and conditions applicable to such award;

NOW THEREFORE, in consideration of the benefits which the Company expects to be derived from the services rendered to it and its Subsidiaries by the Participant and of the covenants contained herein, the parties hereby agree as follows:

1.           Award of Shares.  Under the terms of the Plan, the Company has awarded to the Participant the Award of Restricted Stock, effective on the Award Date, covering the number of shares of the Company’s Stock specified with respect to the Award on the Participant’s summary page for restricted stock awards on the internet hosting website designated by the Company for the Plan and in the Company’s records (the “Award Shares”) subject to the terms, conditions, and restrictions set forth in this Agreement.

2.           Period of Restriction and Vesting in the Award Shares.

(a)
Subject to earlier vesting or forfeiture as provided below, the period of restriction (the “Period of Restriction”) applicable to the Award Shares is the period from the Award Date through <<end of restriction period>>, with vesting in the Award Shares being 100% if the Participant’s service as a member of the Board of Directors of the Company or its Subsidiaries continues for the entire Period of Restriction.

(b)
Except as contemplated in Paragraph 2(c), the Award Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Period of Restriction; provided, however, that this Paragraph 2(b) shall not prevent transfers pursuant to a beneficiary designation made under the Plan or transfers by will or by the laws of descent and distribution.  Except as otherwise provided pursuant to Paragraph 2(c), the Award Shares as determined pursuant to Paragraph 2(a) shall become freely transferable by the Participant as of the last day of the Period of Restriction.

(c)
Subject to earlier forfeiture as provided below, in the event a Vesting Acceleration Event occurs while the Participant is a member of the Board of Directors of the Company or one of its Subsidiaries and after the first calendar quarter in, but prior to the last day of, the Period of Restriction, then vesting in 100% of the Award Shares shall occur on the date of such Vesting Acceleration Event, and the Period of Restriction with respect to the Award Shares shall end, the restrictions applicable to the Award Shares shall automatically terminate, and the Award Shares shall be free of restrictions and freely transferable on such date.

(d)	The following terms have the following meanings for purposes hereof:

(i)
“Cause” means the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company, or the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or subsidiary.

(ii)
“Vesting Acceleration Event” means (A) the Participant’s death, (B) the Participant’s retirement from the Board of Directors of the Company and its Subsidiaries, with the consent of the Committee or its delegate, at or after age sixty-five (65) where there is no Cause for the Company to terminate the Participant’s service, (C) the Participant’s cessation of service as a member of the Board of Directors of the Company and its Subsidiaries, with the consent of the Committee or its delegate, at the end of the term for which last elected and where there is no Cause for the Company to terminate the Participant’s service, (D) the termination of the Participant’s service as a member of the Board of Directors of the Company and its Subsidiaries by the Company or a Subsidiary (or their respective shareholders) other than for Cause, (E) the occurrence of a Change in Control which with respect to the Participant is a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets (as defined in Section 409A of the Internal Revenue Code), or (F) the Participant’s termination of service as a member of the Board of Directors of the Company and its Subsidiaries due to becoming disabled (as defined for purposes of Section 22(e)(3) of the Internal Revenue Code).

3.           Stock Certificates.

(a)
The Company shall issue the Award Shares either: (i) in certificate form as provided in Paragraph 3(b) below; or (ii) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b)
Any certificates representing the Award Shares shall be held by the Company until such time as the restrictions hereunder lapse and such Award Shares become transferable, or are forfeited hereunder.  Any Award Shares issued in book entry form shall be subject to the following legend and any certificates representing the Award Shares shall bear the following legend, until such time as the restrictions hereunder lapse and such shares become transferable:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Time-Based Restricted Stock Agreement dated <<grant date>>.  A copy of the Plan, any such rules and procedures, and such Time-Based Restricted Stock Agreement may be obtained from the Secretary of Trustmark Corporation.

(c)
Promptly after the lapse of the restrictions with respect to any of the Award Shares, the Company shall, as applicable, either remove the notations on any of the Award Shares issued in book entry form as to which the restrictions have lapsed or deliver to the Participant a certificate or certificates evidencing the number of Award Shares as to which the restrictions have lapsed.

(d)
The Committee may require, concurrently with the Participant’s electronic acceptance of this Agreement, the Participant to submit to the Company an executed stock power, in blank, with respect to the Award Shares.  The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s) in fact to effect any transfer of forfeited shares (or shares otherwise reacquired or withheld by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

4.           Voting Rights.  During the Period of Restriction, the Participant may exercise full voting rights with respect to the Award Shares.

5.           Dividends and Other Distributions.  During the Period of Restriction, all dividends and other distributions paid with respect to the Award Shares (whether in cash, property or shares of the Company’s Stock) shall be registered in the name of the Participant and held by the Company until payable or forfeited pursuant hereto.  Such dividends and other distributions shall be subject to the same restrictions on transferability and vesting as the Award Shares with respect to which they were paid and shall, to the extent vested, be paid when and to the extent the underlying Award Shares are vested and freed of restrictions.

6.           Termination of Service.  If the Participant’s service as a member of the Board of Directors of the Company and, if applicable, its Subsidiaries ceases prior to the end of the Period of Restriction and Paragraph 2(c) does not apply or has not applied, then any Award Shares subject to restrictions at the date of such cessation of service shall be automatically forfeited to the Company.  In addition, and notwithstanding any provision in this Agreement to the contrary, if the Participant’s service as a member of the Board of Directors of the Company and, if applicable, its Subsidiaries is terminated for Cause, then any Award Shares subject to restrictions at the date of such termination of service shall be automatically forfeited to the Company.  For purposes of this Agreement, transfer of Board of Directors membership among the Company and its Subsidiaries shall not be considered a termination or interruption of service.

7.           Withholding Taxes.  The Company, or any of its Subsidiaries, shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares.  Unless the Participant or any successor in interest elects to satisfy the withholding requirement for any such taxes required to be withheld by the Company, or any of its Subsidiaries, by check or direct debit, the Company shall withhold from any vesting Award Shares a number of Award Shares having a Fair Market Value not less than the amount required to be withheld to satisfy the withholding requirement and shall cancel any Award Shares so withheld. The value of any Award Shares so withheld shall be based on the Fair Market Value of the shares on the date that the amount of tax to be withheld is determined.

8.           Administration of Plan.  The Plan is administered by the Committee appointed by the Company’s Board of Directors.  The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding awards pursuant to the Plan, and to require of any person receiving an award, at the time of such receipt or lapse of restrictions, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

9.           Plan and Prospectus.  This Award is granted pursuant to the Plan and is subject to the terms thereof (including all applicable vesting, forfeiture, settlement and other provisions).  A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Participant, and the Participant acknowledges receipt thereof.

10.           Notices.  Any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

Trustmark Corporation	Mailing Address
248 E. Capitol Street	P.O. Box 291
Jackson, MS 39201	Jackson, MS 39205

Attention: Secretary

Any notice to the Participant required under or relating to this Agreement shall be in writing and addressed to the Participant at his or her address as it appears on the records of the Company. Alternatively, any notice to the Company or the Participant required under or relating to this Agreement may be delivered via the internet hosting website designated by the Company for the Plan.

11.           Construction and Capitalized Terms.  This Agreement shall be administered, interpreted and construed in accordance with the applicable provisions of the Plan.  Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

12.           Compliance with Section 409A of the Internal Revenue Code.

(a)
It is intended that any right or benefit which is provided pursuant to or in connection with this Award which is considered to be nonqualified deferred compensation subject to Section 409A (“Section 409A”) of the Internal Revenue Code (a “409A benefit”) shall be provided and paid in a manner, and at such time (i.e., at the applicable payment event described herein if a Section 409A payment event or otherwise at the first Section 409A payment event thereafter consisting of a fixed time (here, <<date2>>), a Section 409A disability, a Section 409A separation from service (as described below), or a Section 409A change with respect to the Participant in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets of the Company and including, in the discretion of the Committee or its delegate, any applicable Section 409A de minimis limited cashout payment permitted under Treasury Reg. Section 1.409A-3(j)(4)(v)) and in such form, as complies with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance.  Consequently, this Agreement is intended to be administered, interpreted and construed in accordance with the applicable requirements of Section 409A.  Notwithstanding the foregoing, the Participant and his or her successor in interest shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or his or her successor in interest in connection with this Agreement (including any taxes and penalties under Section 409A); and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold the Participant or his or her successor in interest harmless from any or all of such taxes or penalties.

(b)
Except as permitted under Section 409A, any 409A benefit payable to the Participant or for his or her benefit with respect to the Award may not be reduced by, or offset against, any amount owing by the Participant to the Company or any of its affiliates.

(c)
To the extent that entitlement to payment of any 409A benefit occurs due to termination or cessation of employment, termination or cessation of employment shall be read to mean “separation from service” (within the meaning of Section 409A and as applicable to the Company and its affiliates).  Where entitlement to payment occurs by reason of such termination or cessation of employment and the Participant is a “specified employee” (within the meaning of Section 409A, as applicable to the Company and its affiliates and using the identification methodology selected by the Company from time to time in accordance with Section 409A) on the date of his or her “separation from service”, then payment of such 409A benefit shall be delayed (without interest) until the first business day after the end of the six month delay period required under Section 409A or, if earlier, after the Participant’s death.  In determining separation from service, separation from service is determined based on the “Separation from Service” definition in the Trustmark Corporation Deferred Compensation Plan (as in effect on <<date3>>).

To evidence its grant of the Award and the terms, conditions and restrictions thereof, the Company has signed this Agreement as of the Award Date.  This Agreement shall not become legally binding unless the Participant has accepted this Agreement by the Agreement due date noted with respect to the Award on the internet hosting website designated by the Company for the Plan (or such later date as the Chairman of the Committee may accept) pursuant to such means as the Committee may permit.  If the Participant fails to timely accept this Agreement, the Award shall be cancelled and forfeited ab initio.

COMPANY:

TRUSTMARK CORPORATION

By:_________________________
Its:_________________________